                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                             State or Other Jurisdiction of          Other Names Under Which
          Name of Subsidiary                 Incorporation or Organization           Subsidiary Does Business
------------------------------------------------------------------------------------------------------------------
Qwest Communications Corporation(1)                   Delaware                       (a)  Qwest Communications
                                                                                          Corporation d/b/a Qwest
                                                                                          Communications The Power of
                                                                                          Connections
                                                                                    (b)   Qwest Communications
                                                                                          Corporation of Delaware
                                                                                     (c)  Qwest Communications d/b/a
                                                                                          The Power of Connections
                                                                                     (d)  Qwest Communications The
                                                                                          Power of Connections, Inc.
Qwest Corporation                                         Colorado                                  None
SuperNet, Inc.                                            Colorado                                  None
Phoenix Network, Inc.                                     Delaware                                  None
Phoenix Telecom, Inc.                                     Delaware                                  None
Phoenix Network, Inc. of New Hampshire                 New Hampshire                                None
Phoenix Network Acquisition Corp.                         Delaware                                  None
Phoenix TNC Corporation                                   Delaware                                  None
AmeriConnect, Inc.                                        Delaware                                  None
EUnet International Limited                            United Kingdom                                N/A
LCI International, Inc.                                   Delaware                                  None
LCI International Telecom Corp.                           Delaware                                  None
LCI International of Virginia, Inc.                       Virginia                                  None
LCI California Assets, LLC                                Delaware                                  None
LCI International Management Services, Inc.               Delaware                                  None
LCI Telecom UK, Ltd.                                   United Kingdom                               None
LCI SPC I, Inc.                                           Delaware                                  None
LCI International CA, Inc.                                Delaware                                  None
#1056974 Ontario Inc.                                     Ontario                                   None
USLD Communications Corp.                                 Delaware                                  None
USLD Communications, Inc.                                  Texas                                    None
U.S. Long Distance, Inc.                                   Texas                                    None
U.S. Long Distance Corp.                                  Delaware                                  None
Mega Plus Dialing Inc.                                British Columbia                              None
Qwest 1998-I Acquisition Corp.                            Delaware                                  None

__________________
(1) Qwest Communications Corporation also uses the trade name "SP Construction Services."